                                                                   Exhibit 3.96


                              CERTIFICATE OF MERGER

                                       of

                       EXCELLENCE IN TRAINING CORPORATION
                              (in Iowa corporation)
                                  with and into
                 PROFESSIONAL SECURITY TELEVISION NETWORK, INC.
                            (a Delaware Corporation)


     Pursuant to the provisions of Section 252 of the Delaware General Corporation Law (the I DGCLII) , and Section 490. 1101 of the Iowa Business Corporation Act, Professional Security Television Network, Inc., a Delaware corporation ("PSTNII), and Excellence in Training Corporation, an Iowa corporation ("ETC") do hereby adopt the following Certificate of Mcqcr for the purpose of merging ETC with and into PSTN:

     1. The name and state of incorporation of each of the constituent corporations are:

                 NAME OF                                         STATE OF
                 CORPORATION                                     INCORPORATION

                 Professional Security
                 Television Network, Inc.                        Delaware

                 Excellence in Training
                 Corporation                                     Iowa

2. An agreement of merger (the "Merger Agreement") has been approved, adopted certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 252 of the DGCL providing for the combination of ETC and PSTN and resulting in PSTN being the surviving corporation.

3. The name of the surviving corporation shall be Professional S@ty Television Network, Inc.

4. The Certificate of Incorporation of PSTN shall be the Certificate of Incorporation of the surviving corporation, which is hereby amended as follows:

     A. The Title of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

                          Certificate of Incorporation
                                       Of
                       Excellence in Training Corporation

     B. The first article of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

     FIRST: The name of the Corporation is Excellence in Training Corporation.

                               STATE OF DELAWARE
                               SECRETARY OF STATE
                                 OF CORPORATIONS
                            FILED 12:30 PM 12/12/1990
                               903465321 - 2249188

                          CERTIFICATE OF INCORPORATION
                                       OF
                  PROFESSIONAL SECURITY TELEVISION NETWORK INC.

I, the undersigned natural person acting as an incorporator of a corporation (hereinafter called the "Corporation") under the General Corporation Law of the State of Delaware, do hereby adopt the following Certificate of Incorporation for the Corporation;

FIRST: The name of the Corporation is Professional security Television Network, Inc.

SECOND: Trio registered office of the Corporation in the state of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, county of New Cattle, The name of registered agent of the Corporation at such address in The Corporation Trust Company.

THIRD: The purpose for which the corporation is organized is to engage in in any and all lawful acts and activity for which corporations may be organized under the General Corporation Law of Delaware. The Corporation will
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have perpetual existence

FOURTH: The total number of shares of Stock which the Corporation shall have authority to issue in $1,000 shares, par value $.0l per share, designated Common Stock.

FIFTH: The name of the incorporator of the Corporation is Annette Beebe, and the mailing address of such incorporator is Founders Square, Suite 100, 900 Jackson Street, Dallas, Texas 75202-4499.

SIXTH: The number of directors constituting the initial board of directors is one, and the name and mailing address of the person who is to serve as director until the first annual meeting of stockholders or until his successor is elected and qualified are Carl Wastcott, 1303 Marsh Lane, Carrollton, Texas 75006.

SEVENTH:  Directors of the Corporation need not he elected by written
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disposition Co the maximum extent permitted under the Delaware General
Corporation Law, as the same exists or may hereafter be amended. if a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Delaware Moral Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant in permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by, air, resolution of stockholders or directors, agreement, or otherwise.

     The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     As used herein, the term "proceeding" means any threatened, pending, or completed action,
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suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

     ELEVENTH: A director of the corporation shall not he personally liable to Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors duty of loyalty to
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ballot unless the by-laws of the Corporation otherwise provide.

EIGHT: The directors of the Corporation shall have the power to adopt, amend, and repeal the by-laws of the Corporation.

NINTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (I) the material facts as to his or her relationship or interest and an to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are )known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders or (iii) the contract or transaction is fair an to the Corporation as of the time it is authorized, approved, or satified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorm at a meeting of the board of directors or of a Committee which authorizes the contract or transaction.

     TENTH. The corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the f act that he or she (I) is or wax a director or officer of the corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership joint ventures, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the corporation or elect to continue to serve an a director or officer of the Corporation while this Article Tenth is in affect. Any repeal or amendment of this Article Tenth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the

     Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Tenth. such right shall include the right to be paid by the Corporation Kansas incurred in defending any such proceeding in advance of its final


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the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Eleventh by the


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

stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation rising from an act or emission occurring prior to the title of such repeal or amendment. In addition to the circumstances in which a director of the corporation is not personally liable as met forth in the foregoing provisions of this Article Eleventh, a director shall not be liable to the Corporation or its stockholders to such further extent an permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Delaware General Corporation Law.

     TWELFTH: The Corporation expressly elect not to be governed by Section 203 of the General Corporation Law of Delaware.

     I, the undersigned, for the purpose of forming the Corporation under the laws of the State of Delaware, do make, file, and record this certificate of incorporation and do certify that this is my act and dead and that the facts stated herein are true and, accordingly, I do hereunto set my hand on this 11th day of December, 1990.


     Annette Beebe, Incorporator

      State of Delaware              PAGE 1
Office of the Secretary of State


     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

     "EXCELLENCE IN TRAINING CORPORATION", A IOWA CORPORATION,

     WITH AND INTO "PROFESSIONAL SECURITY TELEVISION NETWORK, INC." UNDER THE NAME OF "EXCELLENCE IN TRAINING CORPORATION, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTY-FIRST DAY OF MARCH, A.D. 1994, AT:4:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                                          William T. Quillen, Secretary of State

                              2249188 8100M       AUTHENTICATION:      7076648

                              944055212           DATE:               04-04-94

          The Merger Agreement is on file at the principal place of business of the surviving corporation at 11359 Aurora Avenue, Des Moines, Iowa 50322. Copies of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

6. The authorized shares of capital stock of each of the constituten corporations are as follows:

                           CONSTITUENT
                           CORPORATION       DESIGNATION               SHARES
AUTHORIZED

                           PSTN              Common Stock, l, 000
                                             $.01 par value

                           ETC               v
                           2,DW,DM

                                             Type A, no par value

                                             Voting Common Stock,
1,000,000
                                             Type B, no par value

                                             Voting Preferred Stock,
1,000,000
                                             $l.00 par value per time

                                             Non-Voting No Cumulative
                                             Convertible Preferred Stock, $1.00
                                             par value per share

                                             Callable Preferred Stock,

                                                                    1,000,000
                                             $1.00 par value per share


     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger as of the 1st day of March, 1994.

                                       PROFESSIONAL SECURITY TELEVISION
                                       NETWORK, INC.

                                       By:

                                       Jack T. Smith, President
Attest:


Phyllis Farragut, Secretary


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